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[[LOGO OF The AIG Life Companies (U.S.)]                       EXHIBIT (e)(5)
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                            EXECUTIVE ADVANTAGE/SM/
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                           LOAN / SURRENDER REQUEST
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
Policy Number:                               Policyholder:
                                                         (Last Name, First Name, Middle Name)

Insured:                                     Social Security No.: ______ - ______ - _____
        (Last Name, First Name, Middle Name)

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LOAN REQUEST

    . Interest will accrue daily on any outstanding loan at an annual interest rate as indicated in the specifications.

       [_]Maximum Amount Available (may vary by Subaccount)

       [_]$ ______ in cash or maximum amount available, if less

SURRENDER REQUEST

       [_]Full surrender (original policy or lost policy affidavit must be enclosed)

       [_]Partial surrender in the amount of $ ______ or for ____ % of cash surrender value

    .  No more than two (2) surrenders may be made during each Certificate Year.

    . An expense charge and/or a surrender charge may be assessed according to the Certificate.

    . You can direct below how the loan or partial surrender will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts. If you provide no directions, the loan or partial surrender amount will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts on a pro rata basis.

                                           Amount Percent                                            Amount Percent
                                           ------ -------                                            ------ -------
Guaranteed Account                         $_____  ____%  Goldman Sachs Variable Insurance Trust

AllianceBernstein Variable Product Series                    Strategic International Equity Fund     $_____  ____%
Fund, Inc.
   Americas Government Income Portfolio... $_____  ____%     Structured U.S. Equity Fund             $_____  ____%
   Growth Portfolio....................... $_____  ____%
   Growth and Income Portfolio............ $_____  ____%  J.P. Morgan Series Trust II
   Large Cap Growth Portfolio............. $_____  ____%     Small Company Portfolio                 $_____  ____%
   Small Cap Growth Portfolio............. $_____  ____%
American Century Variable Portfolios, Inc.                The Universal Institutional Funds, Inc.
   VP Income & Growth Fund................ $_____  ____%     Core Plus Fixed Income Portfolio        $_____  ____%
   VP International Fund.................. $_____  ____%     Emerging Markets Equity Portfolio       $_____  ____%
BlackRock Variable Series Funds, Inc.                        High Yield Portfolio                    $_____  ____%
   BlackRock Basic Value V.I. Fund........ $_____  ____%     Mid Cap Growth Portfolio                $_____  ____%
   BlackRock Fundamental Growth V.I.
     Fund................................. $_____  ____%     U.S. Mid Cap Value Portfolio            $_____  ____%
   BlackRock Government Income V.I.
     Fund................................. $_____  ____%
   BlackRock Value Opportunities V.I.                     Neuberger Berman Advisers Management
     Fund................................. $_____  ____%  Trust
Credit Suisse Trust                                          AMT Partners Portfolio                  $_____  ____%
   Emerging Markets Portfolio............. $_____  ____%
   Global Small Cap Portfolio............. $_____  ____%  PIMCO Variable Insurance Trust
   International Focus Portfolio.......... $_____  ____%     High Yield Portfolio                    $_____  ____%
   Large Cap Value Portfolio.............. $_____  ____%     Long -Term U.S. Government Portfolio    $_____  ____%
   Mid-Cap Core Portfolio................. $_____  ____%     Real Return Portfolio                   $_____  ____%
   Small Cap Core I Portfolio............. $_____  ____%     Short-Term Portfolio                    $_____  ____%
Fidelity Variable Insurance Products                         Total Return Portfolio                  $_____  ____%
   VIP Balanced Portfolio................. $_____  ____%
   VIP Contrafund Portfolio............... $_____  ____%  Vanguard Variable Insurance Fund
   VIP Index 500 Portfolio................ $_____  ____%     Total Bond Market Index Portfolio       $_____  ____%
Franklin Templeton Variable Insurance
Products Trust                                               Total Stock Market Index Portfolio      $_____  ____%
   Money Market Fund - Class 1............                VALIC Company I
   Developing Markets Securities Fund -
     Class 2.............................. $_____  ____%     International Equities Fund             $_____  ____%
   Foreign Securities Fund - Class 2...... $_____  ____%     Mid Cap Index Fund                      $_____  ____%
   Growth Securities Fund - Class 2....... $_____  ____%     Small Cap Index Fund                    $_____  ____%

Loan/Surrender, Executive Advantage/SM/, 04/07, Page 1 of 2

As Policyholder, I represent that the statements and answers in this Loan / Surrender request are written as made by me and are complete and true to the best of my knowledge and belief. In the event of a full surrender, I surrender all rights to this policy and state that no bankruptcy or insolvency proceeding is pending with respect to me.


              ------------------------  ------------------------
              Signature of Insured      Signature of
                                        Policyholder (If other
                                        than Insured)

              __________ __, 20
              Date Signed

Loan / Surrender, Executive Advantage/SM/, 04/07, Page 2 of 2